EXHIBIT 10.109

FINAL CANADIAN FUNDING AND SETTLEMENT AGREEMENT

This agreement (the “Agreement”) is entered into by and among Nortel Networks Limited (“NNL”) and the other entities set forth in Schedule 1 attached hereto, the Monitor (as defined herein), and Nortel Networks Inc. (“NNI”) and the other entities set forth in Schedule 2 attached hereto. Each entity or individual included in this paragraph is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, on January 14, 2009 (the “Filing Date”), Nortel Networks Corporation (“NNC”), NNL and certain of NNC’s other Canadian affiliates included in Schedule 1 (collectively, the “Canadian Debtors,” and NNC and its debtor and non-debtor affiliates are sometimes referred to herein as, the “Nortel Group”), commenced creditor protection proceedings before the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “Canadian Proceedings”), in connection with which Ernst & Young Inc. was appointed monitor (the “Monitor”); and

WHEREAS, on the Filing Date NNI and certain of NNI’s United States affiliates included in Schedule 2 (collectively, the “US Debtors” and, together with the Canadian Debtors and the EMEA Debtors (as defined herein), the “Debtors”) filed petitions in the United States Bankruptcy Court for the District of Delaware (the “US Court” and, together with the Canadian Court, the “Courts”) under chapter 11 of title 11 of the United States Code (respectively, the “Bankruptcy Code”, and the “US Proceedings”); and

WHEREAS, on the Filing Date, Nortel Networks UK Limited (“NNUK”), Nortel Networks (Ireland) Limited (“NNIR”), Nortel Networks S.A. (“NNSA”) and certain of NNUK’s affiliates in the Europe, Middle East and Africa (“EMEA”) region (collectively the “EMEA Debtors”), commenced administration proceedings (the “UK Proceedings” and, together with the Canadian Proceedings, the US Proceedings and any other insolvency proceedings with respect to entities within the Nortel Group, the “Proceedings”) before the High Court of Justice in London, England, represented by individuals from Ernst & Young LLP, and, in the case of NNIR only, Ernst & Young Chartered Accountants, serving as administrators in the UK Proceedings; and

WHEREAS, subsequent to the Filing Date, NNSA commenced secondary insolvency proceedings within the meaning of Article 27 of the European Union’s Council Regulation (EC) No 1346/2000 on Insolvency Proceedings in the Republic of France pursuant to which a liquidator and an administrator have been appointed by the Versailles Commercial Court (Docket No. 2009P00492) for NNSA; and

WHEREAS, on July 14, 2009, Nortel Networks (CALA) Inc. (“NN CALA”) filed a petition in the US Court under chapter 11 of title 11 of the Bankruptcy Code and became subject to the US Proceedings; and

WHEREAS, prior to the Filing Date, certain members of the Nortel Group made quarterly payments (the “Transfer Pricing Payments”) to other Nortel Group entities pursuant to a transfer pricing methodology (“Transfer Pricing”) provided for in the Transfer Pricing Agreements, where “Transfer Pricing Agreements” means (i) the Master Research and

Development Agreement dated as of December 22, 2004 (as amended by, and together with the related understandings contained in, the documents listed in Annex A hereto, the “Master R&D Agreement”) and (ii) certain distribution agreements, whether written or oral, between one or more Nortel Group entities, including without limitation the agreements listed in Annex B hereto and any other agreements similar to the agreements listed in Annex B hereto (as amended, supplemented or otherwise modified, the “Distribution Agreements”); and

WHEREAS, from the Filing Date until the execution of the IFSA (as defined herein), other than a payment of US $30 million made by NNI to NNL in January 2009 (the “January 2009 Payment”) no other Transfer Pricing Payments had been made between or among the Nortel Group entities; and

WHEREAS, on June 9, 2009, the Canadian Debtors, the US Debtors and the EMEA Debtors entered into an Interim Funding and Settlement Agreement dated as of the same date (the “IFSA”) pursuant to which, inter alia, NNI agreed to pay NNL a total of US $157 million, in addition to the January 2009 Payment, in full and final settlement of the NNI Interim Obligations (as such term is defined in the IFSA) in respect of the period from the Filing Date to September 30, 2009, subject to the terms of the IFSA; and

WHEREAS, NNL and other Canadian Debtors have liquidity constraints; and

WHEREAS, each of the Parties hereto has concluded it is appropriate and in the best interest of each to enter into this Agreement pursuant to which, inter alia: (i) NNI, on behalf of itself and the other US Debtors, shall settle any and all claims of the Canadian Debtors for Covered Obligations (as defined herein) during, or with respect to, the Settlement Period (as defined herein), (ii) NNL and NNI have each agreed to enter into certain advance pricing agreements with the CRA and IRS (as each such term is defined herein), as applicable, and (iii) NNL and certain other Canadian Debtors and the Monitor have agreed to acknowledge, defend if necessary, and obtain a Final Order (as defined herein) of the Canadian Court approving and allowing the NNI Claim (as defined herein) in favor of NNI against NNL in the Canadian Proceedings and to waive their rights in all respects to setoff or in any way reduce the NNI Claim in full and final settlement of certain claims of the US Debtors and the Canadian Debtors relating to the period prior to the Filing Date, in all cases subject to the terms of this Agreement; and

WHEREAS, NN CALA was not a party to the IFSA and is not a party to this Agreement, and NNL has reserved all rights it has or could have against NN CALA to recover corporate overhead and research and development costs, whether pursuant to Transfer Pricing Agreements or otherwise, incurred by NNL for the benefit of NN CALA; and

WHEREAS, the Parties intend to continue to meet their respective obligations to make the monthly payments in respect of the inter-company trading of goods and services by Nortel Group entities (the “Inter-Company Trading Payments”) pursuant to and during the effectiveness of the group supplier protocol agreements approved in accordance with court orders entered in the Canadian Proceedings and the US Proceedings (“Trading Orders”); and

WHEREAS, the Official Committee of Unsecured Creditors appointed in the US Proceedings (the “Creditors’ Committee”) and the steering committee members of the ad hoc group of bondholders that have executed confidentiality or non-disclosure agreements with NNL (the “Bondholders’ Committee”) have each agreed to support this Agreement.

NOW THEREFORE, THE PARTIES HEREBY AGREE THAT:

PART A – NNI FUNDING TO NNL; SETTLEMENT MATTERS

1.	Funding. Subject to the terms of this Agreement, and following the satisfaction in full of each of the Conditions (as defined herein), NNI shall pay to NNL, in accordance with the payment schedule attached as Annex C hereto, an amount equal to US $190.8 million, a portion of which shall be adjusted by the Parties, with the consent of the Creditors’ Committee and the Bondholders’ Committee, based on good faith negotiations, solely in the circumstances identified in Annex C hereto and, such adjustments shall be calculated using the same methodology as used to calculate the amounts in Annex C and Annex D hereto (the “Settlement Payment”). In consideration of the obligations of the Parties hereunder and except for such adjustments as may be provided in this Agreement, the Settlement Payment shall be paid on an indefeasible and permanent basis. The Settlement Payment and other payments under this Agreement shall not be subject to any actual or purported rights at law, in equity or otherwise, of setoff or reduction (other than as set forth in this Agreement). All payments under this Agreement shall be made in immediately available funds to a bank account specified in writing by the Party receiving such payment, and such notification shall be provided by the receiving Party no later than five (5) Business Days prior to the date such payment becomes due and payable under the terms of this Agreement.

2.	Use of Funds; Reporting.

a.	NNL has informed NNI, the Creditors’ Committee and the Bondholders’ Committee, that NNL intends to use the funds from the Settlement Payment for working capital and those other purposes as reflected in the 13 Week CF Forecast (as defined herein) (the “Permitted Uses”). To the extent NNL seeks to use funds from the Settlement Payment for purposes other than the Permitted Uses, NNL must obtain the consent for such uses from NNI, the Creditors’ Committee and the Bondholders’ Committee.

b.	NNL and NNI shall continue to provide to the Creditors’ Committee and the Bondholders’ Committee, on a bi-weekly basis, (i) rolling 13-week cash flow forecasts (each, a “13 Week CF Forecast”), and (ii) reports on actual weekly cash flow results. NNL further agrees to provide, to the extent not already provided in accordance with the foregoing sentence, each of NNI, the Creditors’ Committee and the Bondholders’ Committee with a cash flow schedule showing payments for the preceding monthly period and the use of proceeds from the Settlement Payment to the extent received by NNL, such schedule to be provided no later than the tenth day following the last day of each month commencing with the cash flow schedule for October 2009 until the consummation of the wind-down of the Canadian Debtors’ estates.

3.	Maximum Payment; Full and Final Settlement. Subject to Part B hereof, the Settlement Payment represents (A) the maximum payment that the US Debtors may or could owe in respect of the Covered Obligations for the Settlement Period, (B) the maximum post-filing or administrative claim (or such other applicable priority claim) that any of the Debtors (excluding the US Debtors) may have or could assert against one or more US Debtors in any Proceeding with respect to the Covered Obligations, whether pursuant to Sections 503 and 507 of the Bankruptcy Code or otherwise, and (C) constitutes a full and final settlement of any and all Covered Obligations. For the purposes of this Agreement, “Covered Obligations” means claims for corporate overhead, research and development costs, or such other alleged payment or cost reimbursement obligations under any legal theory or contractual or extra-contractual arrangement including, without limitation, pursuant to Transfer Pricing Agreements, such other agreements between and among the Nortel Group entities or otherwise, incurred by any Canadian Debtor for the benefit of the US Debtors which any Canadian Debtor has asserted or could assert (without admission by the US Debtors and subject to Section 23 of this Agreement) and would have been reimbursed to the Canadian Debtors through payments (including without limitation Transfer Pricing Payments) payable by the US Debtors to the Canadian Debtors during, or with respect to, the period from October 1, 2009 through the later of the conclusion of the Canadian Proceedings or the consummation of the wind-down of the Canadian Debtors’ estates (the “Settlement Period”).

4.	Indemnity. Each of NNL and the other Canadian Debtors hereby agrees to indemnify, defend and hold harmless each US Debtor from and against any and all actions, suits, claims, proceedings, costs, damages, losses, liabilities, judgments, amounts, taxes, fines, penalties, levies, withholding obligations, compensations paid in settlement (provided (i) NNL, with the prior consent of the Monitor, which consent shall not be unreasonably withheld, has agreed in writing to any such settlement or (ii) such settlement has been approved pursuant to a final order of the applicable Courts), and expenses (including without limitation reasonable attorneys’ fees and disbursements) resulting from a claim, demand, lawsuit, action or proceeding relating to, arising from or in connection with matters set forth in (x) Section 1 of this Agreement, (y) the Transfer Pricing Payments for the calculation period in the applicable Transfer Pricing Agreements in respect of the Settlement Period or (z) the Covered Obligations (collectively, the “Indemnifiable Claims”). The Canadian Debtors shall from time to time reserve reasonable amounts from proceeds of Sales Transactions (as defined herein) or IP Transactions (as defined herein) allocated, pursuant to the Interim Sales Protocol (as defined in the IFSA) or as agreed by the Selling Debtors (as such term is defined in the IFSA) in accordance with the IFSA, to the Canadian Debtors to provide for any Indemnifiable Claims, where the amount of such reserves will be mutually agreed by the Canadian Debtors, the US Debtors, the Monitor, the Creditors’ Committee and the Bondholders’ Committee. For the purposes of this Agreement, “IP Transaction” means any sale or licensing transaction, other than Sales Transactions, involving unassigned patent assets and other intellectual property rights of the Nortel Group.

5.	Settlement of Claims Between Canadian Debtors and US Debtors. It is expressly understood that Part A of this Agreement is intended to constitute a full and final settlement of all of the matters set forth in Part A of this Agreement (whether arising during, or related to, the Settlement Period) between the Canadian Debtors and the US Debtors.

PART B – ALLOCATION OF CERTAIN COSTS

6.	Allocated Corporate Costs. NNL agrees to use commercially reasonable efforts to recover from Nortel Group entities a portion of the Allocated Corporate Costs (as defined herein) incurred by NNL on behalf of Nortel Group entities globally, which will be allocated to those entities (including both NNL and NNI) that are considered to benefit from such costs and to have the financial ability to pay their respective share of such costs. NNL and NNI each agree that it will initially pay fifty percent (50%) of the aggregate Allocated Corporate Costs, respectively, of the Canadian Debtors and the US Debtors; provided, however, that it is understood and agreed by the Parties that such costs, to the extent not recovered from other Nortel Group entities, will ultimately be adjusted and borne by the US Debtors and the Canadian Debtors on the same basis as described in Section 7. NNI’s initial share of the Allocated Corporate Costs (before adjustment) is included in the amount of the Settlement Payment as disclosed in Annex C hereto. For the purposes of this Agreement, “Allocated Corporate Costs” means the insurance costs (other than property and casualty insurance) paid by NNL, public company compliance costs, including certain audit and accounting fees and related costs, incurred by NNL for the benefit of the Nortel Group, costs for certain officers and employees of NNL that perform global corporate functions and any other costs mutually agreed by the US Debtors, the Canadian Debtors, the Monitor, the Creditors’ Committee and the Bondholders’ Committee.

7.	Certain Fixed Payments. NNL and NNI each agree that it will initially make fifty percent (50%) of payments set forth in the section titled “Certain Fixed Payments” in Annex D hereto (“Certain Fixed Payments”); provided, however, that it is understood and agreed by the Parties that $62.5 million of the Certain Fixed Payments shall be paid solely by NNI and shall not be shared by NNL or any other Nortel Group entity, and such payment shall be made by NNI three (3) Business Days following satisfaction in full of all of the Conditions; provided, further, that the remaining Certain Fixed Payments, to the extent not recovered from other Nortel Group entities participating as sellers in the Sale Transactions (as defined herein), will ultimately be adjusted and borne by the US Debtors and the Canadian Debtors on an overall weighted average basis in proportion to the amount of the aggregate proceeds of sale allocated to each of such Debtors from the sale transactions of the following businesses of the Nortel Group (collectively, the “Sale Transactions”):

i.	the sale of substantially all of the CDMA business and LTE Access (“CDMA/LTE Access”) assets;

ii.	the sale of the Enterprise Solutions (“ES”) business;

iii.	the sale of the global Optical Networking and Carrier Ethernet (“MEN”) businesses;

iv.	the sale of substantially all of the global assets of the GSM/GSM-R (“GSM/GSM-R”) business;

v.	the sale of Carrier VoIP and Application Solutions (“CVAS”) business;

vi.	the sale of the interest in LG Nortel; and

vii.	the sale of the Passport business.

The US Debtors and the Canadian Debtors will from time to time reserve reasonable amounts to cover such adjustments from proceeds of Sales Transactions or IP Transactions, allocated pursuant to the Interim Sales Protocol (as defined in the IFSA) or as agreed by the Selling Debtors in accordance with the IFSA, where the amount of such reserves will be mutually agreed by the Canadian Debtors, the US Debtors, the Monitor, the Creditors’ Committee and the Bondholders’ Committee. NNI’s initial share of the Certain Fixed Payments is included in the amount of the Settlement Payment as disclosed in Annex C hereto.

8.	M&A Costs. The Parties hereby agree, and shall use reasonable best efforts (without a requirement to compromise any rights or to incur any liability or obligation in favor of the other Selling Debtors other than as contemplated in the foregoing) to cause the other relevant Selling Debtors to agree, to the extent permitted by applicable law, that the M&A Costs (as defined herein) incurred by the Canadian Debtors or the US Debtors shall be treated as transaction costs and will be recovered (and, to the extent funds are available, initially funded from the relevant Escrow Account (as such term is defined in the IFSA) holding sales proceeds received by the relevant Sales Transaction(s)) by such Debtors, on a transaction-by-transaction basis, from the respective proceeds of sale from the Sale Transactions prior to any allocation of sale proceeds among the relevant Selling Debtors participating in each such transaction. For the purposes of this Agreement, “M&A Costs” mean the following costs and expenses incurred by the Canadian Debtors or the US Debtors in connection with the Sales Transactions and sales of other assets of the Nortel Group: (a) fees and expenses of Lazard Ltd; (b) costs and expenses (including professional fees) to prepare carve-out financial statements of the various businesses of the Nortel Group; and (c) salaries of the employees of the Nortel Group’s corporate merger and acquisitions team (“M&A Group”) and the cost of other benefits provided to the M&A Group, and any expenses incurred by the M&A Group.

PART C – ADVANCE PRICING AGREEMENTS

9.	Advance Pricing Agreements.

a.

NNL and the Monitor hereby agree that NNL shall, in a timely manner, enter into the Advanced Pricing Agreement, the final execution version of which shall be in form and substance acceptable to NNI, the Creditors’ Committee and the

Bondholders’ Committee (the “Canadian APA”), with the Minister of National Revenue, through its authorized representative the Director, Competent Authority Services Division International and Large Business Directorate of the Canada Revenue Agency (the “CRA”), which shall apply to the five taxable years beginning on January 1, 2001 and ending on December 31, 2005 (the “APA Years”).

b.	NNI hereby agrees that NNI shall, in a timely manner, enter into the Advance Pricing Agreement, the final execution version of which shall be in form and substance acceptable to NNL, the Monitor, the Creditors’ Committee and the Bondholders’ Committee (the “US APA” and, together with the Canadian APA, the “APAs”), with the United States Internal Revenue Service (the “IRS”), which shall apply to the APA Years.

c.	Each of NNL, the Monitor and NNI shall cooperate with each other in finalizing the terms and conditions of the APAs with the CRA and the IRS, as applicable.

PART D – NNI CLAIM

10.	The Parties hereby agree that a pre-filing claim against NNL (the relative priority of which is described below) in the aggregate amount of US $2.0627 billion shall be established in the Canadian Proceedings in favor of NNI (the “NNI Claim”) for the full and final settlement of the following claims:

a.	any claims of the US Debtors against the Canadian Debtors for overpayments to the Canadian Debtors under the Transfer Pricing Agreements for, or with respect to, the period from January 1, 2001 to December 31, 2005, whether or not resulting from any adjustment of taxable income of the US Debtors as determined by the IRS (such claim, a “NNI TPA Claim”);

b.	other than as set forth in the last paragraph of this Section 10, any claims of NNI against NNL for amounts due and owing under that certain Revolving Loan Agreement, dated as of March 21, 2008 (the “Revolving Loan Agreement”), by and between NNI and NNL (such claim, a “Revolver Claim”); and

c.	any claims of the Canadian Debtors (A) for corporate overhead, research and development costs, or such other alleged payment or cost reimbursement obligations pursuant to Transfer Pricing Agreements or otherwise incurred by any Canadian Debtor for the benefit of the US Debtors which any Canadian Debtor has asserted or could assert (without admission by the US Debtors and subject to Section 23 of this Agreement) and would have been reimbursed to the Canadian Debtors through payments (including without limitation Transfer Pricing Payments) payable by the US Debtors to the Canadian Debtors during, or with respect to, the period prior to the Filing Date or (B) relating to inter-company trading of goods and services during, or with respect to, the period prior to the Filing Date (any such claim under (A) or (B) above, a “Stayed TPA Claim”).

The priority of the NNI Claim shall be as follows: (A) US $2 billion of the NNI Claim shall be a pre-filing unsecured claim against NNL ranking pari passu with other unsecured pre-filing claims against NNL (provided, however, that such claim, unlike other unsecured pre-filing claims against NNL, shall not be subject to any setoff or counterclaims) and (B) the remaining US $62.7 million of the NNI Claim shall constitute the remainder of the secured Revolver Claim (the “Remaining Revolver Claim”) and shall continue to have the benefit of the court-ordered charge in the Canadian Proceedings relating to the Revolving Loan Agreement.

11.	Court Approval; No Setoff. The Canadian Debtors and the Monitor hereby agree to acknowledge, defend, if necessary, and obtain a Final Order (as defined herein) of the Canadian Court approving and allowing the NNI Claim. Regardless of whether the US Debtors have filed an Additional NNI Claim (as defined herein), the Canadian Debtors and the Monitor hereby irrevocably waive any and all rights that may exist at law, in equity or otherwise to setoff against, assert any counterclaims with respect to the amount or validity of, or otherwise reduce the amount of, the NNI Claim in any way.

12.	Waiver of Pre-petition Claims. Subject to Section 13 below, the Canadian Debtors and the Monitor hereby waive any and all rights that may exist at law, in equity or otherwise to assert any Claims (as defined herein) against the US Debtors relating to the period prior to the Filing Date. For the purpose of this Agreement, the term “Claim” shall have the same meaning as ascribed to it under Section 101(5) of the Bankruptcy Code.

13.	Additional NNI Claims. Notwithstanding any other provision of this Agreement, the Parties hereby agree that NNI and other US Debtors shall retain the right to assert Claims against the Canadian Debtors relating to the period prior to the Filing Date, provided, however, that the US Debtors shall have no right to assert any NNI TPA Claim or Revolver Claim (other than the Remaining Revolver Claim) against the Canadian Debtors (such pre-petition Claim but excluding NNI Claim (including Remaining Revolver Claim), NNI TPA Claim or Revolver Claim, an “Additional NNI Claim”). Upon the filing of an Additional NNI Claim in the Canadian Proceedings or subsequent proceedings, the waivers of the Canadian Debtors under Section 12 above shall automatically terminate and shall be of no further force and effect and the Canadian Debtors shall have the right to defend against such Additional NNI Claim, assert counterclaims against the US Debtors in the Canadian Proceedings or subsequent proceedings with regards to such Additional NNI Claim, and assert any additional Claims against the US Debtors in the US Proceedings or subsequent proceedings. For the avoidance of doubt, the filing of one or more Additional NNI Claims by the US Debtors shall in no way affect the obligations and waivers of the Canadian Debtors and the Monitor under Section 11 of this Agreement and such obligations and waivers shall continue to be in full force and effect.

14.

Inter-company Bar Date. The Parties hereby agree that (i) no Canadian Debtor shall establish a deadline for the filing of claims by the US Debtors in the Canadian Proceedings and (ii) no US Debtor shall establish a deadline for the filing of claims by the Canadian Debtors in the US Proceedings, without the prior written consent of all other Parties to this Agreement, the Creditors’ Committee and the Bondholders’ Committee, which consent shall not be unreasonably withheld or delayed.

PART E – OTHER SETTLEMENT MATTERS

15.	Cross Border Claims Protocol. The Canadian Debtors and the US Debtors agree to work with the Monitor, the Creditors’ Committee and the Bondholders’ Committee to develop and timely seek approval from each of the Courts of a cross-border claims protocol (the “Cross-Border Claims Protocol”) and claims resolution procedures for the resolution of claims filed in the Canadian Proceedings and the US Proceedings (collectively, the “Claims Procedures”), each in form and substance acceptable to the Monitor, the Creditors’ Committee and the Bondholders’ Committee, acting reasonably. Until such time as both of the Courts have entered orders approving the Cross-Border Claims Protocol and the applicable Claims Procedures, (i) the Monitor and the Canadian Debtors agree that, except as otherwise provided herein, the Monitor and the Canadian Debtors will not seek Canadian Court approval to accept, reject or otherwise compromise (A) any Overlapping Claim, or (B) any claim that may materially impact the US Debtors’ estates or recoveries to the US Debtors’ creditors without seven (7) days’ prior written notice to the US Debtors and the Creditors’ Committee, and (ii) the US Debtors agree that, except as otherwise provided herein, the US Debtors will not seek US Court approval to accept, reject or otherwise compromise any Overlapping Claim, where “Overlapping Claim” refers to a Claim or Claims that have been filed in both the Canadian Proceedings and the US Proceedings by the same party or by the same affiliated parties, which Claims arise from the same underlying Claim, property, debt or transaction.

PART F – PROVISIONS OF GENERAL APPLICATION

16.	Scope of this Agreement. The Parties hereto agree that:

a.	except as expressly provided herein, this Agreement is not, and shall not be deemed to be, an acknowledgement by any Party of the assumption, ratification, adoption or rejection of the Transfer Pricing Agreements or any other Transfer Pricing methodology employed by the Nortel Group or its individual members for any purpose nor shall it be determinative of, or have any impact whatsoever on, the allocation of proceeds to any Debtor from any IP Transaction; and

b.	except as expressly provided herein, this Agreement shall not serve as the basis for any claim by any Party against any other Party in respect of Transfer Pricing or any other theory of cost reimbursement in respect of any period prior to or after the Settlement Period, or allocation of any sale proceeds, or any ownership of intellectual property; and

c.	each Party approves all payments to be made pursuant to this Agreement and all other matters contemplated hereby, to the extent that such Party is a creditor of the Party making such payment; and

d.	except as expressly provided herein, this Agreement is without prejudice to any provision of the Master R&D Agreement; and

e.	this Agreement is without prejudice to any Party’s claims relating to Inter-Company Trading Payments pursuant to the Trading Orders, and Covered Obligations shall not include any Party’s claims relating to Inter-Company Trading Payments pursuant to the Trading Orders.

17.	Effectiveness.

a.	No provision of this Agreement or the obligations herein of the Parties (other than as set forth in Section 17.d. of this Agreement) shall be effective until the satisfaction of all of the following conditions (each, a “Condition” and, collectively, the “Conditions”):

i.	the Canadian Court has entered orders, the form and substance of which are acceptable to NNI, the Creditors’ Committee and Bondholders’ Committee:

(A)	approving the entirety of this Agreement and all provisions hereof;

(B)	authorizing NNL to enter into the Canadian APA and to take all actions necessary to comply with its obligations thereunder, including the establishment of the Account Payable (as defined herein);

(C)	allowing the NNI Claim with the priorities as set forth in Section 10 of this Agreement and declaring that the Canadian Debtors, and the Monitor, have waived their rights at law, in equity or otherwise to setoff against or in any way reduce the NNI Claim, and that the NNI Claim and such waiver shall bind any trustee, receiver or similar individual appointed in any subsequent proceedings of the Canadian Debtors;

(D)	confirming that the Account Payable and the NNI Claim shall not have the benefit of any of the Charges (as such term is defined in the Initial Order, dated January 14, 2009, of the Canadian Court issued in the Canadian Proceedings, as the same may be amended and restated from time to time (the “Initial Order”)) except to the extent set forth in the last paragraph of Section 10 and Section 22.ii. of this Agreement; and

(E)	approving an one-year extension of the Amended and Restated Revolving Loan Agreement dated March 27, 2009 among Nortel Networks Ltd., Nortel Networks Inc. and Nortel Networks Technology Corporation (the “NNI Loan”) through December 31, 2010 (the “NNI Loan Extension”).

ii.	the US Court has entered orders, the form and substance of which are acceptable to the Creditors’ Committee, Bondholders’ Committee, the Monitor and NNL:

(A)	approving the entirety of this Agreement and all provisions hereof;

(B)	authorizing NNI to enter into the US APA and to take all actions necessary to comply with its obligations thereunder;

(C)	approving a stipulation resolving and allowing the claims of the IRS against the US Debtors in the US Proceedings, in an amount acceptable to the Creditors’ Committee and the Bondholders’ Committee; and

(D)	approving the NNI Loan Extension.

iii.	the orders of the Canadian Court and US Court in respect of Section 17.a.i. and Section 17.a.ii. shall have each become a Final Order, where “Final Order” means the order has been approved and entered by the Canadian Court and/or US Court, as applicable, and is no longer subject to appeal, writ of certiorari, reargument, rehearing, motion to vary or set aside or, in the event that a timely appeal has been noticed, or a timely writ of certiorari, reargument or rehearing, or a motion to vary or set aside has been sought with regard to such order, then the order has been affirmed by the highest court to which the order was appealed and the time to take any further appeal, to petition for writ of certiorari or to move for reargument, rehearing, or to vary or set aside has expired.

iv.	NNL shall have entered into the Canadian APA with the CRA;

v.	NNI shall have entered into the US APA with the IRS; and

vi.	the Account Payable shall have been established by NNL.

b.	Upon satisfaction of the Conditions, all provisions of this Agreement shall be effective as of the date of the satisfaction of the last Condition.

c.	Each Party hereto shall:

i.	use commercially reasonable efforts to satisfy the Conditions as soon as possible, taking into account the availability of the respective Courts to address the matters set forth in this Agreement (without prejudice to the generality of the foregoing, in the case of the Monitor, the Monitor agrees to prepare and file with the Canadian Court in advance of a hearing on this Agreement a report describing and supporting the Agreement);

ii.	keep all other Parties, the Creditors’ Committee and the Bondholders’ Committee reasonably apprised of the progress of the satisfaction of the

Conditions and provide such other information regarding the satisfaction of the Conditions as reasonably requested by other Parties; and

iii.	use commercially reasonable efforts to allow any other Party, the Creditors’ Committee or the Bondholders’ Committee which so requests in writing reasonable participation in connection with any proceedings in any Court related to the satisfaction of the Conditions.

d.	Notwithstanding any of the foregoing, the following provisions of this Agreement shall be effective as of the date hereof: Sections 9.c., 17.c., 17.d., 17.e., 18, 19, 20, 22(iii)(A), 23, 24, 25 and 30.

e.	No Condition may be waived by the Parties without the express written consent of the Creditors’ Committee and the Bondholders’ Committee.

18.	Amendments; Waiver. This Agreement may be amended and a term hereunder may be waived, on no less than ten (10) Business Days’ notice, only by means of a writing signed by all Parties, and approved in writing by the Creditors’ Committee and the Bondholders’ Committee, which amendments or waivers, if material in the judgment of the Parties, the Creditors’ Committee and the Bondholders’ Committee must be approved by both Courts. For the purpose of this Section 18, “Business Day” shall mean a day that is not a Saturday, Sunday or national public holiday in Canada or the United States.

19.	Governing Law and Jurisdiction.

a.	This Agreement shall be governed exclusively by the laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

b.

To the fullest extent permitted by applicable law, each Party (i) agrees to submit to the non-exclusive jurisdiction of the US and Canadian Courts (in a joint hearing conducted under the cross-border protocol previously approved by the US Court and the Canadian Court (as the same may be in effect from time to time, the “Cross-Border Protocol”)), for purposes of all legal proceedings to the extent relating to the matters agreed in this Agreement (but not, for the avoidance of doubt, any Transfer Pricing Agreement matter generally), (ii) agrees that any claim, action or proceeding by such Party seeking any relief whatsoever to the extent relating to the matters agreed in this Agreement must be commenced in the US Court if such claim, action or proceeding would solely affect the US Debtors, the Canadian Court if such claim, action or proceeding would solely affect the Canadian Debtors, or a joint hearing of both the Canadian and US Courts conducted under the Cross-Border Protocol if such claim, action or proceeding would affect the Canadian Debtors and the US Debtors, (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such action brought in such a Court or any claim that any such action brought in such a Court has been brought in an inconvenient forum, (iv)

agrees that mailing of process or other papers in connection with any such action or proceeding or any other manner as may be permitted by law shall be valid and sufficient service thereof, and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

20.	Creditors’ Committee and Bondholders’ Committee Support.

a.	Written confirmation has been received from the Creditors’ Committee confirming that the members of the Creditors’ Committee have granted permission to its advisors to file appropriate materials with the applicable Courts in support of the motions by the US Debtors and the Canadian Debtors for Court approval of this Agreement.

b.	Written confirmation has been received from the counsel to the Bondholders’ Committee confirming that the Bondholders’ Committee has granted permission to its advisors to file appropriate materials with the applicable Courts in support of the motions by the US Debtors and the Canadian Debtors for Court approval of this Agreement.

21.	Representations and Warranties. Subject to satisfaction of the Conditions, each Party hereby severally represents and warrants to each other that, as of the date hereof:

i.	it has the power and authority to enter into this Agreement and to carry out its obligations hereunder;

ii.	the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary approvals, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement; and

iii.	this Agreement has been duly executed by it and constitutes its legal, valid and binding obligations.

22.	Covenants. The Parties hereby agree that:

i.	The Canadian Debtors and the Monitor will use reasonable best efforts to obtain as promptly as practicable an order in the Canadian Proceedings that provides for the reduction in the amount of the Directors & Officers Charge (as such term is defined in the Initial Order), and the amount of such reduction shall be mutually agreed by NNL, the Monitor and the board of directors of NNL; provided, however, that nothing in this Agreement shall obligate the board of directors of NNL to agree to any such reduction;

ii.

Upon satisfaction in full of each of the Conditions, (A) NNL and the Monitor shall jointly deliver to NNI a written acknowledgement of the establishment of an irrevocable non-interest bearing intercompany account payable due unconditionally and owing to NNI in the aggregate amount of US $2.0627 billion (the “Account Payable”), and (B) promptly, and in any event no later than ten (10) days, following the satisfaction in full of each of the Conditions, NNL shall execute and deliver to NNI (I) a non-interest bearing, pre-filing, unsecured promissory note in favor of NNI in an aggregate principal amount of US $2 billion evidencing the $2 billion unsecured portion of the Account Payable, and (II) a non-interest bearing, pre-filing promissory note in favor of NNI in an aggregate principal amount of US $62.7 million evidencing the remaining portion of the Account Payable, which shall continue to have the benefit of the court-ordered charge relating to the Revolving Loan Agreement as set forth in the last paragraph of Section 10 of this Agreement, in each case in form and substance satisfactory to NNI, the Creditors’ Committee, the Bondholders’ Committee and the Monitor, and which notes shall not be transferable except (x) to a liquidation trust established in connection with the US Proceedings of one or more US Debtors, (y) transferred in connection with a plan of re-organization or (z) transferred otherwise with the consent of NNL, the Monitor, the Creditors’ Committee and the Bondholders’ Committee to a third party; and

iii.	NNL and NNI agree to amend the NNI Loan to (A) extend the term of the NNI Loan from December 31, 2009 to March 31, 2010 (which amendment shall be effective as of the date hereof) and (B) further extend the term of the NNI Loan to December 31, 2010, provided, however, that the extension to December 31, 2010 shall be effective only upon receipt of approval of such extension by the Courts.

23.

Reservation of Rights. Except as expressly provided for in this Agreement, nothing in this Agreement shall constitute an amendment, modification or waiver of rights of any Party (i) under any other agreement, including, without limitation, the Transfer Pricing Agreements (except as expressly set forth in this Agreement), applicable law or otherwise, including, without limitation, the right to object to the propriety of any payments made under or in connection with the Transfer Pricing Agreements or any offset arising therefrom or otherwise (including, without limitation, any rights NNL may have against any other Nortel Group entity that is not a Party hereto to recover payments made under or in connection with the Transfer Pricing Agreements or for any offset arising therefrom or otherwise by reason of the compensating adjustments required by the terms of the APAs) or (ii) with respect to any potential tax contingencies, assessments, rulings or agreements arising from Transfer Pricing Payments pursuant to the Transfer Pricing Agreements or any offset arising therefrom or otherwise; provided, however, that the Parties waive any and all rights to object to or otherwise seek to amend or revisit (A) any payments made pursuant to this Agreement, (B) the APAs, (C) the allowance in full of the NNI Claim (including the Remaining Revolver Claim) in the Canadian Proceedings or (D) the waiver by the Canadian Debtors and the Monitor of their rights to setoff or in any way reduce the amount of the NNI Claim (including the Remaining Revolver Claim). The use of the term Transfer Pricing Payment (or any similar term) or reference to the Transfer

Pricing Agreements (or similar agreement) in this Agreement is for convenience only and shall have no evidentiary effect or be used by any of the Parties hereto in any proceeding to determine the pre-petition or post-petition validity, applicability, assumption, affirmation or ratification by any Party of the Transfer Pricing Agreements or any transfer pricing methodology provided in the Transfer Pricing Agreements. Nothing in this Agreement shall bar, prohibit or in any way hinder the rights of the Parties to this Agreement to present any arguments, methodologies, legal or factual theories in support of a proposed allocation of the proceeds of any Sale Transaction or IP Transaction, and such presentation shall not, or otherwise be deemed to, constitute in any way a filing of an Additional NNI Claim or violation of the Canadian Debtors’ obligations under Section 12 of this Agreement.

24.	Third-Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to the Parties, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement, nor shall any provision estop or otherwise limit the rights of the Parties to assert any claims, counterclaims or defenses against any third party; provided, however, that the Creditors’ Committee (as a statutory fiduciary body appointed in the US Proceedings) and the Bondholders’ Committee shall each be a third-party beneficiary of this Agreement entitled to enforce and take advantage of the benefits of this Agreement to their fullest extent as if it were a signatory hereto.

25.	Counterparts. This Agreement may be executed in separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to be an original and shall be binding on the Party who signed the counterpart and all of which together shall constitute a single agreement.

26.	Severability. In the event that any provision of this Agreement shall be illegal, invalid or unenforceable, such provision shall be construed by limiting it in such a way so as to render it legal, valid and enforceable to the maximum extent provided by applicable law, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired by any illegality, invalidity or unenforceability of any provision. The Parties shall negotiate in good faith with respect to any provision to this Agreement found to be illegal, invalid or unenforceable, in order to agree, with the consent of the Parties, the Creditors’ Committee and the Bondholders’ Committee, on a substitute provision giving effect, to the maximum extent possible, to the original intent of such provision. Notwithstanding any other provision set forth in this Section 26, in the event that all or any part of Section 17 of this Agreement shall be found pursuant to a Final Order of a court with competent jurisdiction to be illegal, invalid or unenforceable, or any part of Section 17 is in any way struck or modified without the consent of the Parties, the Creditors’ Committee and the Bondholders’ Committee, this Agreement in its entirety shall automatically terminate and shall cease to have any force and effect.

27.	Several Obligations. Except as specifically set forth in this Agreement, the obligations of each Party hereunder are several, and not joint and several.

28.	Master R&D Agreement Standstill. Neither the Canadian Debtors nor the US Debtors will exercise a right of termination under the Master R&D Agreement without the prior written consent of the other Parties to the Agreement, the Creditors’ Committee and the Bondholders’ Committee.

29.	IFSA and Part A of this Agreement. The Parties agree that the sum of the Total Payment (as defined in the IFSA), the January Payment (as defined in the IFSA) and the Settlement Payment constitutes a full and final settlement of NNI Interim Obligations (as defined in the IFSA) and the Covered Obligations for the period after the Filing Date through the later of the conclusion of the Canadian Proceedings or the consummation of the wind-down of the Canadian Debtors’ estates.

30.	Notices. All demands, notices, communications and reports provided for in this Agreement shall be in writing and shall be either sent by facsimile transmission with confirmation to the number specified below, or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to any Party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient Party has specified by prior written notice to the sending Party pursuant to the provisions of this Section 30.

If to the US Debtors:		With a copy to:
c/o Nortel Networks Inc.		Cleary Gottlieb Steen & Hamilton LLP
Attention:	John Ray	Attention:	James L. Bromley, Esq.
	Principal Officer	Address:	One Liberty Plaza
Address:	2221 Lakeside Boulevard		New York, New York 10006
	Richardson, Texas 75082		U.S.A.
	U.S.A.	Facsimile No.: +1 212 225 3999
Facsimile No.: + 1 866 315 3498		Telephone No.: +1 212 225 2264
Telephone No.: +1 972 684 2470

If to the Canadian Debtors:		With a copy to:
c/o Nortel Networks Limited		Ogilvy Renault LLP
Attention:	Anna Ventresca, Esq.	Attention:	Derrick Tay, Esq. and Michael J. Lang, Esq.
	Chief Legal Officer	Address:	Suite 3800
	Address: 5945 Airport Road		Royal Bank Plaza, South Tower
	Suite 360		200 Bay Street, P.O. Box 84
	Mississauga, Ontario L4V 1R9		Toronto, Ontario M5J 2Z4
	Canada		Canada
Facsimile No.: +1 905 863 2075		Facsimile No.: +1 416 216 4832 / 216 3930
Telephone No.: +1 905 863 1204		Telephone No.: +1 416 216 4832 / 216 3939

If to the Monitor:		With a copy to:
c/o Ernst & Young, Inc.		Goodmans LLP
Attention:	Murray A. McDonald	Attention:	Jay Carfagnini, Esq.
Address:	Ernst & Young Tower	Address:	250 Yonge Street, Suite 2400
	222 Bay Street, P.O. Box 251		Toronto, Ontario M5B 2M6
	Toronto, ON M5K 1J7		Canada
	Canada	Facsimile No.: +1 416 979 1234

Facsimile No.: +1 416 943 3300		Telephone No.: +1 416 597 4107
Telephone No.: +1 416 943 3016

If to the Creditors’ Committee:		If to the Bondholders’ Committee:
c/o Akin Gump Strauss Hauer & Feld LLP		c/o Milbank, Tweed, Hadley & McCloy LLP
Attention:	Fred S. Hodara, Esq.	Attention:	Albert A. Pisa, Esq.
Address:	One Bryant Park	Address:	One Chase Manhattan Plaza
	New York, New York 10036		New York, New York 10005-1413
	U.S.A.		U.S.A.
Facsimile No.: +1 212 872 1002		Facsimile No.: +1 212 822 5319
Telephone No.: +1 212 872 8040		Telephone No.: +1 212 530 5319

Any such demand, notice, communication or report shall be deemed to have been given pursuant to this Agreement when delivered personally, when confirmed if by facsimile transmission, or on the second calendar day after deposit with a reputable overnight courier service, as applicable.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of this 23rd day of December, 2009.

ERNST & YOUNG INC.
SOLELY IN ITS CAPACITY AS
MONITOR

By	/s/ Murray McDonald
Name: Murray McDonald
Title: President

NORTEL NETWORKS CORPORATION

By	/s/ Clarke Glaspell
Name: Clarke Glaspell
Title: Controller

By	/s/ Grace McDonald
Name: Grace McDonald
Title: Assistant Secretary

NORTEL NETWORKS LIMITED

By	/s/ Clarke Glaspell
Name: Clarke Glaspell
Title: Controller

By	/s/ Grace McDonald
Name: Grace McDonald
Title: Assistant Secretary

NORTEL NETWORKS GLOBAL
CORPORATION

By	/s/ John Doolittle
Name: John Doolittle
Title: President

By	/s/ Anna Ventresca
Name: Anna Ventresca
Title: Secretary

NORTEL NETWORKS INTERNATIONAL CORPORATION

By	/s/ John Doolittle
Name: John Doolittle
Title: President

By	/s/ Anna Ventresca
Name: Anna Ventresca
Title: Secretary

NORTEL NETWORKS TECHNOLOGY CORPORATION

By	/s/ Anna Ventresca
Name: Anna Ventresca
Title: Secretary

By
Name:
Title:

NORTEL NETWORKS INC.

By	/s/ Anna Ventresca
Name: Anna Ventresca
Title: Chief Legal Officer

ARCHITEL SYSTEMS (U.S.) CORPORATION

By	/s/ John Doolittle
Name: John Doolittle
Title: President

CORETEK, INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL ALTSYSTEMS, INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL ALTSYSTEMS INTERNATIONAL INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL NETWORKS APPLICATIONS
MANAGEMENT SOLUTIONS INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL NETWORKS CABLE SOLUTIONS INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL NETWORKS CAPITAL
CORPORATION

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL NETWORKS HPOCS INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL NETWORKS INTERNATIONAL INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTEL NETWORKS OPTICAL COMPONENTS INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

NORTHERN TELECOM INTERNATIONAL INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President

QTERA CORPORATION

By	/s/ John Doolittle
Name: John Doolittle
Title: President

SONOMA SYSTEMS

By	/s/ John Doolittle
Name: John Doolittle
Title: President

XROS, INC.

By	/s/ John Doolittle
Name: John Doolittle
Title: President